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                                                As Amended through July 28, 1999


                DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC.
                (formerly BT Alex. Brown Cash Reserve Fund, Inc.)

                            (a Maryland Corporation)


                                     BY-LAWS



                                    ARTICLE I

                                  STOCKHOLDERS


                  Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within or without the State of Maryland as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

                  Section 2. Annual Meetings. Annual meetings of the stockholders of the Corporation need not be held except as required under the Maryland General Corporation Law.

                  Section 3. Special or Extraordinary Meetings. Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if any, or by the President or by the Board of Directors. In addition, such special or extraordinary meetings shall be called by the Secretary upon receipt of the request in writing signed by stockholders entitled to cast at least 10% of all the votes entitled to be cast at the meeting stating the purpose of the meeting and the matters proposed to be acted on. Unless requested by stockholders entitled to cast a majority of all of the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at a special meeting of the stockholders held during the preceding 12 months.

                  Section 4. Notice of Meeting of Stockholders. Not less than ten days and not more than ninety days written or printed notice of every meeting of stockholders, stating the time and place thereof (and the purpose of any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat and each other stockholder entitled to notice, by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. Each person who is entitled to notice of any meeting waives notice if he is present at the meeting, attends in

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person or by proxy or either before or after the meeting signs a waiver of notice which is filed with the records of stockholders meetings.

                  Section 5. Closing of Transfer Books. Record Dates. The Board of Directors may direct that the stock transfer books of the Corporation be closed for a stated period not exceeding twenty days for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of and to vote at the meeting, receive a dividend or be allotted other rights. If such books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of providing for the closing of the stock transfer books, the Board of Directors may set a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding ninety days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

                  Section 6. Quorum. Adjournment of Meetings. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum at all meetings of the stockholders; and a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director, unless otherwise provided by applicable law, the Articles of Incorporation or the By-Laws of the Corporation. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time (but not more than 120 days after the original record date for such meeting) until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

                  Section 7. Voting and Inspectors. At all meetings of stockholders every stockholder of record entitled to vote thereat shall be entitled to vote by person or by proxy. A shareholder may authorize another person or persons to act proxy for the shareholder by (1) a written authorization signed by such shareholder or the shareholder's authorized agent; or (2) by telephone, telegram, cablegram, datagram or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, such proxy is not valid more than eleven months after its date.


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         At any election of Directors, the Board of Directors prior thereto may, or if they have not so acted, the Chairman of the meeting may appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

         The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter.

                  Section 8. Conduct of Stockholders Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he shall not be present or if there is no Chairman, by the President, or if he shall not be present, by a Vice President, or if neither the President nor any Vice President is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act, and if neither the Secretary nor an Assistant Secretary is present, by a secretary to be elected at the meeting.

                  Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.


                                   ARTICLE II

                               BOARD OF DIRECTORS


                  Section 1. Number and Term of Office. The business and property of the Corporation shall be conducted and managed under the direction of a Board of Directors consisting of two Directors, which number may be increased and decreased as provided in Section 2 of this Article. Each director shall hold office until his successor is duly elected and qualifies. Directors need not be stockholders.

                  Section 2. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors to a number not exceeding fifteen, and may elect Directors to fill the vacancies created by any such increase in the number of Directors until their successors are duly elected and qualify. The Board of Directors, by the vote of a majority of the entire Board, may decrease the number of Directors to a number not less than two but any such decrease shall not affect the term of office of any Director. Vacancies occurring other than by reason of any such increase shall be filled as provided by the Maryland General Corporation Law.


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                  Section 3. Place of Meeting. The Directors may hold their
meetings, have one or more offices, and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time determine, and in the case of meetings, as they may from time to time determine or as shall be specified in the respective notices of such meetings or waivers of notice thereof.

                  Section 4. egular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine.

                  Section 5. Special Meetings. Special meetings of the Board of Directors may be held "from time to time upon call of the Chairman of the Board off Directors, if any, the President or two or more of the Directors, by oral or telegraphic or written notice duly served on each Director not less than one business day before such meeting or if sent or mailed to each Director not less than three business days before such meeting. Each Director who is entitled to notice waives such notice if he either before or after the meeting signs a waiver of the notice which is filed with the minutes of the meeting or is present at the meeting. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

                  Section 6. Quorum. One third of the Directors then in office (but in no event less than two Directors), shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by applicable law, by the Articles of Incorporation or by these By-Laws.

                  Section 7. Telephonic Meeting, Etc. The members of the Board of Directors or any committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in such meeting can hear each other at the same time, and participation in a meeting by these means constitutes presence in person at such meeting.

                  Section 8. Executive Committee. The Board of Directors may elect from the Directors an Executive Committee to consist of such number of Directors (but not less than two) as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on the Board. The Executive Committee may fix its own rules of procedure, and may meet, when and


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as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum.

                  Section 9. Other Committees. The Board of Directors may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee. In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                  Section 10. Informal Action by Directors. Except to the extent otherwise specifically provided by applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or committee and is filed with the minutes of proceedings of the Board or committee.

                  Section 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as Directors as may from time to time be voted by the Board of Directors.


                                   ARTICLE III

                                    OFFICERS

                  Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the incorporation of the Corporation. These may include a Chairman of the Board, and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Chairman of the Board, if any, shall be selected from among the Directors. The Board of Directors may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

                  Section 2. Term of Office. Unless otherwise specifically determined by the Board of Directors, all officers of the Corporation shall hold office until their respective

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successors are chosen and qualify, provided, however, that said term of office shall not create any contract rights in the office. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board of Directors may remove any officer of the Corporation at any time with or without cause.

                  Section 3. The President shall be the chief executive officer and head of the Corporation and, subject to the Board of Directors, shall have the general control and management of the business and affairs of the Corporation. If no Chairman of the Board be appointed, or, if appointed, said Chairman is absent, the President shall, if present, preside at all meetings of the stockholders and the Board of Directors.

                  Section 4. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors at which he shall be present. Subject to the provisions of Section 2, he shall have such other powers and duties as shall be prescribed by the Board of Directors, and shall undertake such other assignments as may be requested by the President.

                  Section 5. The Chairman or one or more vice Presidents shall have and exercise such powers and duties of the President in the absence or inability of the President as may be assigned to them, respectively, by resolution of the Board of Directors or, to the extent not so assigned, as the President may assign to them, respectively. In the absence or inability of the President to act, the powers and duties of the President not assigned by the Board of Directors or the President shall evolve upon the Chairman or in his absence the Vice Chairman or in his absence the senior Vice President.

                  Section 6. The Secretary shall have custody of the seal of the Corporation. He shall keep the minutes of the meetings of the stockholders, Board of Directors and any committees thereof, and he shall attend to the giving and serving of all notices of the Corporation. He shall have charge of the stock certificate book and such other books and papers as the Board may direct; and he shall perform such other duties as may be incidental to his office or as may be assigned to him by the Board of Directors. He shall also keep or cause to be kept a stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation showing their places of residence, the number and class or series of any class of shares of stock held by them respectively, and the dates when they respectively became the owners of record thereof, and such book shall be open for inspection as prescribed by the laws of the State of Maryland.

                  Section 7. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or other depositories and subject to withdrawal in such manner as these By-Laws or the Board of Directors may determine; he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.


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                                   ARTICLE IV

                                  CAPITAL STOCK


                  Section 1. Certificates of Shares. Each stockholder of the Corporation shall be entitled to a certificate or certificates for the number of whole shares of each class of stock of the Corporation owned by him in such form as the Board of Directors may from time to time prescribe.

                  Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the corporation or its agents may reasonably require. In the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

                  Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation, or if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

                  Section 4. Lost. Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.


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                                    ARTICLE V

                                 CORPORATE SEAL


                  The Board of Directors may provide a suitable corporate seal, in such form and bearing such inscriptions as it may determine. In lieu of fixing the Corporations seal to a document, it is sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.


                                   ARTICLE VI

                                   FISCAL YEAR


                  The fiscal year of the Corporation shall be fixed by the Board of Directors.



                                   ARTICLE VII

                                 INDEMNIFICATION


                  Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

                  Section 2. Advances. Any current or former director or officer of the corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the


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matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advances if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a) (19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested nonparty directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

                  Section 3. Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested nonparty directors or (ii) an independent legal counsel in a written opinion.

                  Section 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940 as from time to time amended.

                  Section 5. Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

                  Section 6. Amendments. References in this Article are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these By-Laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

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                                  ARTICLE VIII

                         INDEPENDENT PUBLIC ACCOUNTANTS


                  The firm of independent public accountants which shall sign or certify the financial statements of each class of stock of the Corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and ratified by the Board of Directors or the stockholders in accordance with the provisions of the Investment Company Act of 1940 as from time to time amended.


                                   ARTICLE IX

                                ANNUAL STATEMENTS


                  The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board. A report to the stockholders based upon each such examination shall be mailed to each stockholder of each class of the Corporation of record on such dated with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement shall also be placed on file at the Corporations principal office in the State of Maryland. Each such report shall show the assets and liabilities of the class of the Corporation as of the close of the annual or semiannual period covered by the report and the securities in which the funds of the class income and expenses for the period form the end of the Corporation's preceding fiscal year to the close of the annual or semiannual period covered by the report and any other information required by the Investment Company Act of 1940, as amended, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.





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                                    ARTICLE X

                              AMENDMENT OF BY-LAWS


                  The By-Laws of the Corporation may be altered, amended, added to or repealed by the Board of Directors.